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                                                                   EXHIBIT 10.22







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             SYMPOSIUM CORPORATION,

                             SYMPOSIUM FUSION, INC.,

                               WEFUSION.COM, INC.

                                       AND

                CERTAIN OF THE STOCKHOLDERS OF WEFUSION.COM, INC.



                                November 30, 2000
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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 30th day of November, 2000 by and among SYMPOSIUM CORPORATION, a Delaware corporation ("Symposium"), SYMPOSIUM FUSION, INC., a Delaware corporation and a wholly-owned subsidiary of Symposium ("Symposium Sub"), WEFUSION.COM, INC., a Delaware corporation ("WeFusion") and those certain stockholders of WeFusion listed on Schedule I hereto (the "Principal Stockholders").

                                    RECITALS

         WHEREAS, the Boards of Directors of Symposium, Symposium Sub and WeFusion have each determined that it is advisable and in the best interests of their respective stockholders for Symposium, Symposium Sub and WeFusion to cause WeFusion to merge with and into Symposium Sub upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such merger, the Boards of Directors of Symposium, Symposium Sub and WeFusion have each approved the merger (the "Merger") of WeFusion with and into Symposium Sub in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

         WHEREAS, Symposium, Symposium Sub and WeFusion intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

         WHEREAS, pursuant to the Merger, (i) the Cash-Out Shares (as hereinafter defined) shall be converted into the right to receive the Per Share Common Stock Cash Amount (as hereinafter defined), and (ii) the Exchange Shares (as hereinafter defined) shall be converted into the right to receive Merger Consideration (as hereinafter defined), in each case upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Symposium, Symposium Sub, WeFusion and the Principal Stockholders hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1. The Merger. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, WeFusion shall be merged with and into Symposium Sub, the separate corporate existence of WeFusion shall cease, and Symposium Sub shall continue as the surviving corporation. Symposium Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
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         1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 8, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

         1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of WeFusion shall vest in the Surviving Corporation, and all debts, liabilities and duties of WeFusion shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4. Certificate of Incorporation; By-Laws.

                  (a) Certificate of Incorporation. The Certificate of Incorporation of Symposium Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

                  (b) By-Laws. The By-Laws of Symposium Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

         1.5. Directors and Officers. The directors of Symposium Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the initial officers of the Surviving Corporation shall be as set forth on Schedule 1.5, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                             PLAN OF REORGANIZATION

         2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Symposium, Symposium Sub, WeFusion or the holders of all of the issued and outstanding shares of capital stock of WeFusion (the "Stockholders"):

                  (a) Conversion of Shares.

                           (i) All shares of WeFusion Capital Stock (as defined
                  in Section 3.2 below) other than the Cash-Out Shares (as hereinafter defined) issued and outstanding immediately prior to the Effective Time (the "Exchange Shares") shall be converted into merger consideration (the "Merger Consideration") consisting of: (A) an aggregate of 650,000 shares of common stock, par value $.001 per share, of Symposium (the "Symposium Common Stock") and (B) five
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                  year cashless exercise warrants to purchase an aggregate of
                  250,000 shares of Symposium Common Stock at an exercise price of $4.00 per share, which warrants shall be evidenced by warrant certificates conforming in form and substance to
                  Exhibit 2.1(a)(i) (the "Warrants"). The total number of shares of Symposium Common Stock included in the Merger Consideration pursuant to this Section 2.1(a), together with the 110,000 shares of Symposium Common Stock being given to C2, LLC in consideration for C2, LLC's assumption of all of the liabilities of WeFusion arising before September 1, 2000 (other than the Back Salary Payment, as hereinafter defined) shall be referred to as the "Merger Shares". As used herein, "Merger Consideration" shall include all Merger Shares. The Merger Consideration shall be allocated among the outstanding classes and series of such Exchange Shares in accordance with
                  Exhibit 2.1(a) hereto.

                           (ii) In lieu of receiving Merger Shares and Warrants
                  as described in paragraph (i) above, those certain shares of WeFusion Common Stock (the "Cash-Out Shares") held by each holder (each a "Cash-Out Stockholder" and collectively the "Cash-Out Stockholders") of WeFusion Common Stock who is not
                  (x) an "Accredited Investor" (as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) or (y) an executive officer of WeFusion on the Closing Date who has appointed either Steve Walker or Terry Peck to act as his Purchaser Representative (as such term is defined under Rule 501 promulgated under the Securities Act) shall be canceled by virtue of the Merger at the Effective Time and without any further action on the part of any holder thereof, and converted into cash in the amount of $0.05 per share of WeFusion Common Stock (the "Per Share Common Stock Cash Amount"). Payment of the aggregate Per Share Common Stock Cash Amount payable to the Cash-Out Stockholders shall be delivered to the Shareholder Representative for distribution to such Cash-Out Stockholders and shall be made by Symposium check upon the later of: (A) the Closing Date or
                  (B) the delivery to Symposium of both a fully-executed cross-receipt from the Stockholder Representative in a form reasonably acceptable to Symposium and the certificates representing such Cash-Out Shares, together with duly executed stock powers or letter of transmittal.

                           (iii) The options granted to certain employees of
                  WeFusion to purchase shares of WeFusion Common Stock listed on
                  Schedule 2.1(b)(iii) (the "Cash-Out Options") shall be
                  canceled by virtue of the Merger at the Effective Time and without any further action on the part of any holder thereof, and converted into cash in the amount of $0.01 per share of WeFusion Common Stock (the "Per Share Option Cash Amount"). Payment of the aggregate Per Share Option Cash Amount shall be delivered to the Shareholder Representative for distribution to the holders of the Cash-Out Options and shall be made by Symposium check upon the later of: (A) the Closing Date or (B) the delivery to Symposium of a fully-executed cross-receipt from the Stockholder Representative and a release, each in a form reasonably acceptable to Symposium.
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                  (b) Cancellation. Each share of WeFusion Capital Stock held in the treasury of WeFusion immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         2.2. Adjustments to The Merger Consideration.

         If prior to the Effective Time, the outstanding shares of Symposium Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, combination or readjustment, or a stock dividend thereon shall have been declared with a record date within such period (each, an "Adjustment Event"), the number and kind of shares of Symposium Common Stock to be issued and delivered as provided in this Agreement shall be appropriately adjusted for each Adjustment Event.

         2.3. Tax Treatment. The parties intend to adopt this Agreement and the Merger as a plan of reorganization under Section 368(a)(1) of the Code.

         2.4. Appraisal Rights. The Stockholders are entitled to appraisal rights under the laws of the State of Delaware. Notwithstanding the foregoing, either by execution and delivery of this Agreement or by execution and delivery of the unanimous written consent of the stockholders of WeFusion to this Agreement and the Merger and transactions contemplated hereby, each Stockholder shall be deemed to have consented to the Merger and effectively waived his or her rights of appraisal and is therefore not entitled to appraisal under the laws of the State of Delaware.

         2.5. Exchange of Certificates.

                  (a) Surrender. Subject to the Escrow Agreement (as defined in
Section 2.8 herein) and to the escrow deposit required by Section 2.8, at the Closing, the Principal Stockholders shall surrender to Symposium, in accordance with this Agreement and the Certificate of Merger, certificates representing all of the Exchange Shares, together with duly executed stock powers or letters of transmittal, and Symposium shall deliver to the Principal Stockholders or the Escrow Agent (as defined in Section 2.7 herein) as the case may be, the certificates representing the Merger Shares and Warrants into which such Exchange Shares are converted pursuant to the Merger.

                  (b) No Further Ownership Rights in WeFusion Capital Stock. The Merger Shares and Warrants issuable upon the surrender of the Exchange Shares in accordance with the terms of this Agreement, the Escrow Agreement and the Certificate of Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such Exchange Shares. The payment of the Per Share Common Stock Cash Amount in exchange for the Cash-Out Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Cash-Out Shares. The payment of the Per Share Option Cash Amount in exchange for the Cash-Out Options shall be deemed to have been paid in full satisfaction of all rights pertaining to such Cash-Out Options. After the Effective Time, the stock transfer books of the Surviving Corporation shall not further list registration of transfers of the shares of WeFusion Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of WeFusion Capital Stock are presented to the Surviving
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Corporation for any reason, such shares shall be cancelled pursuant to the terms and conditions of this Agreement and the Certificate of Merger.

         2.6. Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of WeFusion Capital Stock are lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof in a form reasonably acceptable to Symposium, Symposium shall either: (i) in exchange for such lost, stolen or destroyed certificates representing Exchange Shares, issue such Merger Shares as may be required pursuant to Section 2.5, or
(ii) in exchange for such lost, stolen or destroyed certificates representing Cash-Out Shares, pay such Per Share Common Stock Cash Amount as may be required pursuant to Section 2.1(b)(ii); provided, however, that Symposium may, in its discretion and as a condition precedent to the issuance or payment thereof, require the owner of lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as an indemnity against any claim that may be made against Symposium with respect to the certificates alleged to have been lost, stolen or destroyed.

         2.7. Escrow Agreement. At the Effective Time, Symposium shall deposit 50% of the Merger Shares into escrow to be held and disbursed in accordance with the Escrow Agreement among Symposium, the Stockholder Representatives (as defined below) and United States Trust Company of New York, as escrow agent (the "Escrow Agent"), conforming in form and substance to Exhibit 2.8 hereto (the "Escrow Agreement"). Each Principal Stockholder (i) hereby appoints T. Jamie Newell (the "Stockholder Representative") and any successor appointed in accordance with Section 7 of the Escrow Agreement as agent and attorney-in-fact, to serve as Stockholder Representative under the Escrow Agreement and to take all action pursuant to the Escrow Agreement and (ii) agrees to indemnify the Stockholder Representative for all costs and expenses incurred by such Stockholder Representative in fulfilling his or her obligations under the Escrow Agreement. All decisions of the Stockholder Representative under the Escrow Agreement shall be binding upon the Principal Stockholders and notices to or from the Stockholder Representative shall constitute notice to or from each of the Principal Stockholders under the Escrow Agreement. At the Effective Time, certificates representing the Warrants and the remaining 50% of the Merger Shares that are not delivered to the Escrow Agent pursuant to this Section 2.7, addressed to the Principal Stockholders, shall be distributed to the Principal Stockholders by Symposium.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF WEFUSION

         WeFusion hereby represents and warrants to Symposium Sub and Symposium that:

         3.1. Organization; Good Standing; Qualification and Power. WeFusion is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as it is presently conducted and has been previously conducted or the ownership or leasing of its properties makes such qualification necessary. Schedule 3.1 (together with all other schedules hereto provided by WeFusion, the "WeFusion Disclosure Schedule") sets forth a correct and complete list of each
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jurisdiction in which WeFusion is duly qualified and in good standing to do business. WeFusion has delivered to Symposium or its counsel complete and correct copies of its Certificate of Incorporation and Bylaws, in each case as amended to the date of this Agreement.

         In this Agreement, any reference to any event, change or effect being "Material" with respect to any entity means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity. In this Agreement, the term "Material Adverse Effect" used in connection with any entity means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party or to such entity's ability to perform its obligations as contemplated in this Agreement, the Certificate of Merger, the Stockholders Distribution and Waiver Agreement among WeFusion and the Stockholders dated September 12, 2000, as amended (the "Distribution Agreement"), the Employment Agreements (as defined in
Section 7.10 hereof) and the Stock Option Agreements (as defined in Section 7.10 hereof) and the Escrow Agreement (collectively, the "Transaction Documents") or any of the other documents or agreements contemplated hereby or thereby.

         3.2. WeFusion Capital Structure.

                  (a) Stock and Options. The authorized capital stock of WeFusion consists of 8,963,000 shares of Common Stock, $0.001 par value per share (the "WeFusion Common Stock") and 2,688,334 shares of Preferred Stock, $0.001 par value per share of which: (i) 375,000 shares are designated Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"); (ii) 513,334 Shares are designated Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"); and (iii) 1,800,000 shares are designated Series C Preferred Stock (the "Series C Preferred Stock") (the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the "WeFusion Preferred Stock" and, together with the WeFusion Common Stock are sometimes collectively referred to herein as the "WeFusion Capital Stock"). As of the date hereof, 5,351,500 shares of WeFusion Common Stock, 375,000 shares of Series A Preferred Stock, 513,334 shares of Series B Preferred Stock, and 1,800,000 shares of Series C Preferred Stock are issued and outstanding, all of which are owned of record by the Stockholders in such amounts as set forth on the WeFusion Disclosure Schedule. As of the date hereof, no shares of WeFusion Common Stock and no shares of WeFusion Preferred Stock are held by WeFusion in its treasury. All outstanding shares of WeFusion Capital Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, all options other than the Cash-Out Options, warrants or other rights to purchase shares of WeFusion Capital Stock have been exercised or cancelled, or have expired.

                  (b) Title to the WeFusion Capital Stock. Each Cash-Out Stockholder owns of record and beneficially the Cash-Out Shares and, where applicable, Cash-Out Options, in the amounts set forth on the WeFusion Disclosure Schedule and has good, valid and marketable title to such Cash-Out Shares and, where applicable, Cash-Out Options, free and clear of all liens, security interests and other encumbrances, including, without limitation, any which affect transferability. To the Best Knowledge of WeFusion, each Principal Stockholder owns of record and beneficially the Exchange Shares in the amounts set forth on the WeFusion Disclosure Schedule and has good, valid and marketable title to such Exchange Shares, free and clear of all liens, security interests and other encumbrances, including, without limitation, any which affect
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transferability. As used herein, "Best Knowledge of WeFusion" shall mean the best knowledge of T. Jamie Newell and the officers of WeFusion.

                  (c) No Commitments To Issue WeFusion Capital Stock. There are no outstanding options other than the Cash-Out Options, warrants, calls, rights, commitments, conversion rights or other instruments pursuant to which WeFusion or any of the Cash-Out Stockholders or, to the Best Knowledge of WeFusion, any of the Principal Stockholders is or may become obligated to issue, deliver or sell or offer to sell, or cause to be issued, delivered or sold or offered to sell, any shares of capital stock or securities convertible into or exchangeable for shares of WeFusion Capital Stock, or obligating WeFusion or the Cash-Out Stockholders or, to the Best Knowledge of WeFusion, any of the Principal Stockholders to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. Except as set forth in the WeFusion Disclosure Schedule, there are no voting trusts or other agreements or understandings to which WeFusion is a party with respect to the voting of any of the WeFusion Capital Stock.

         3.3. Authority.

                  (a) Authorization, Execution and Delivery. WeFusion has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement, the Certificate of Merger and the other Transaction Documents to which it is a party. Each of the Cash-Out Stockholders has the capacity and authority to enter into each of the Transaction Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated hereunder and thereunder. To the Best Knowledge of WeFusion, each of the Principal Stockholders has the capacity and authority to enter into this Agreement and each of the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement, the Certificate of Merger, and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and the Certificate of Merger by WeFusion and, to the Best Knowledge of WeFusion, the Principal Stockholders, and the consummation by WeFusion of the Merger and the other transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of WeFusion. The Transaction Documents to which each is a party have been duly executed and delivered by WeFusion, each of the Cash-Out Stockholders and, to the Best Knowledge of WeFusion, each of the Principal Stockholders and are the valid and binding obligations of WeFusion, each of the Cash-Out Stockholders and, to the Best Knowledge of WeFusion, each of the Principal Stockholders, enforceable against each in accordance with their terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) No Conflict. Neither the execution, delivery and performance of this Agreement and the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WeFusion, any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholders under any term, condition or provision of
(i) the Certificate of Incorporation or Bylaws of WeFusion, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement to which WeFusion, any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder is a party, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WeFusion or any of the Stockholders or any such Stockholder's respective properties or assets.

                  (c) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by WeFusion, any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder in connection with the execution and delivery of this Agreement and the Certificate of Merger or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which WeFusion is qualified to do business; (ii) such filings, authorizations, orders and approvals as may be required under federal and state securities laws; and (iii) where the failure to obtain such consents, approvals and the like, would not prevent or delay the consummation of the Merger or otherwise prevent WeFusion, any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder from performing its or such Stockholder's obligations under this Agreement or any of the Transaction Documents and would not have a Material Adverse Effect on WeFusion.

         3.4. Financial Statements; Absence of Undisclosed Liabilities. (a) WeFusion has heretofore delivered to Symposium complete and correct copies of the following financial statements (the "WeFusion Financial Statements"), all of which have been prepared from the books and records of the WeFusion in accordance with generally accepted accounting principles ("GAAP") consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of WeFusion as of the respective dates thereof and the results of its operations and cash flows for the periods covered thereby, except that unaudited interim results that were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount:

                  (i) unaudited consolidated balance sheets at December 31, 1997, 1998 and 1999 and unaudited consolidated statements of income, cash flows and stockholders' equity of WeFusion for the fiscal years then ended (the "WeFusion Balance Sheet"); and

                  (ii) unaudited consolidated balance sheet (the "WeFusion Interim Balance Sheet") of WeFusion as of August 31, 2000 (the "WeFusion Interim Balance Sheet Date") and consolidated statements of income and cash flows for the six months then ended.

Such statements of income do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

                  (b) Except as and to the extent reflected or reserved against on the WeFusion Interim Balance Sheet, WeFusion does not have, as of the WeFusion Interim Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the WeFusion Interim Balance Sheet Date, WeFusion has not incurred or suffered to exist any liability, debt or obligation (whether absolute, accrued, contingent or otherwise), except liabilities, debt and obligations incurred in the ordinary course of business, consistent with past practice, none of which will have a Material Adverse Effect upon WeFusion or the Surviving Corporation. Since the WeFusion Interim Balance Sheet Date, no event has occurred which has caused, or which is reasonably likely to cause, a Material Adverse Effect on the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of WeFusion.

                  (c) All receivables of WeFusion (including accounts receivable, loans receivable and advances) which are reflected in the WeFusion Interim Balance Sheet, and all such receivables which have arisen thereafter and prior to the Effective Time, have arisen or will have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations to WeFusion and have been collected or shall be fully collectible at the aggregate recorded amounts thereof (except to the extent of appropriate reserves therefor established in accordance with prior practice and GAAP) and are not and will not be subject to defense, counterclaim or offset. There has been no Material Adverse Change since the WeFusion Interim Balance Sheet Date in the amounts of accounts and notes receivable or the allowances with respect thereto, or accounts payable of WeFusion, from that reflected on the WeFusion Balance Sheet at such date.

                  (d) WeFusion has delivered to Symposium or its counsel correct and complete copies of all correspondence prepared by WeFusion's auditors in connection with the last audit of WeFusion's financial statements and any such correspondence since the date of the last such audit.

                  (e) As of the Effective Time, no Stockholder will have any claim (whether or not actually asserted) against WeFusion with respect to any matter or occurrence or state of affairs arising at or prior to the Effective Time which has not been effectively waived or released.

         3.5. Certain Other Financial Representations. Since the WeFusion Interim Balance Sheet Date, WeFusion's accounts payable have been accrued and, except as set forth in the WeFusion Disclosure Schedule, paid in a manner consistent with WeFusion's prior practice and at no point in time since September 1, 2000, have WeFusion's aggregate past due accounts payable been more than $25,000.

         3.6. Compliance with Applicable Laws. Except as disclosed in the WeFusion Disclosure Schedule, WeFusion does not conduct its business in violation of any law, ordinance, regulation, rule or order of any Governmental Entity. Except as disclosed in the WeFusion Disclosure Schedule, there is currently no pending investigation or review by a Governmental Entity with respect to WeFusion nor has any Governmental Entity notified WeFusion or any of the Stockholders or, to the Best Knowledge of WeFusion, any of the Principal Stockholders of its intention to conduct the same. WeFusion has all permits, licenses, approvals, orders, and franchises from Governmental Entities ("Permits") required to conduct its business as now being conducted, except where the failure to obtain such Permits would not have a Material Adverse Effect on WeFusion. All of WeFusion's Permits are in full force and effect and no violations thereunder have been recorded.

         3.7. Litigation. Except as disclosed in the WeFusion Disclosure Schedule, there is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding pending or Threatened, against WeFusion or any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against WeFusion or any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder that, (i) individually or in the aggregate, could have a Material Adverse Effect on WeFusion or (ii) could have an adverse effect on the ability of WeFusion or any of the Stockholders to perform its or such Stockholder's respective obligations under this Agreement or any of the Transaction Documents to which it is a party or any documents contemplated hereby or thereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against WeFusion or any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder purporting to enjoin or restrain the execution, delivery or performance of any of the documents contemplated hereby. As used herein, "Threatened" shall refer to any oral or written threat communicated or delivered to WeFusion or the Stockholders, as the case may be.

         3.8. Title to Properties. WeFusion does not own any real property. The WeFusion Disclosure Schedule sets forth a correct and complete list of real property leased by WeFusion. WeFusion holds interest as lessee under leases in full force and effect in all real property used in connection with its business or otherwise leased by WeFusion, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect on WeFusion, or a material adverse effect on the ability of WeFusion or any of the Stockholders to perform its or such Stockholder's obligations under the terms and conditions of this Agreement, the Certificate of Merger, the Transaction Documents or any of the documents or agreements contemplated hereby or thereby.

         3.9. Subsidiaries. WeFusion has no subsidiaries. Except as disclosed in the WeFusion Disclosure Schedule, WeFusion does not directly or indirectly own nor has it made any investment in any of the capital stock of, or assumed any other proprietary interest in, any other Person. "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         3.10. Employee Benefit Plans and Employment Matters.

                  (a) Except as listed on the WeFusion Disclosure Schedule, neither WeFusion nor any ERISA Affiliate (as defined below) maintains any Employee Benefit Plans. "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former WeFusion officer, employee or consultant (or to any dependent or beneficiary thereof), or any ERISA Affiliate, which are now or have been maintained by WeFusion or any ERISA Affiliate or under which WeFusion or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices, agreements, understandings or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than WeFusion that, together with WeFusion, is or was a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or of an affiliated service group within the meaning of Section 414(m) of the Code.

         WeFusion has delivered to Symposium or its counsel prior to the date hereto true and complete copies of (i) any employment agreements and any procedures and policies relating to permanent employees, temporary employees and independent contractors employed or retained by WeFusion including without limitation summaries of any procedures and policies that are unwritten, (ii) all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions and summaries of material modifications and communications distributed to the participants of each Employee Benefit Plan,
(iii) the last three annual reports on Form 5500 and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iv) where applicable, the most recent (A) determination letter issued by the Internal Revenue Service, (B) audited financial statements and (C) actuarial valuation reports for each Employee Benefit Plan.

                  (b) Neither WeFusion nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

                  (c) With respect to each Employee Benefit Plan, no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject Symposium or WeFusion, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code that would have a Material Adverse Effect on WeFusion, and no fiduciary (as defined in Section 3(21) of ERISA) has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA that would have a Material Adverse Effect on WeFusion.

                  (d) Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time. As of the Closing Date, WeFusion shall have made all required contributions under each Employee Benefit Plan for all periods through and including the Closing Date or adequate accruals therefor will have been provided for and will be reflected on the WeFusion Balance Sheet.

                  (e) No Employee Benefit Plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred an "accumulated funding deficiency" as defined in either of such Sections, whether or not waived.

                  (f) Each Employee Benefit Plan which is intended to qualify under Section 401(a) or 403(a) of the Code has received a favorable determination letter from the IRS with respect to its qualification covering all amendments required to have been adopted through the last day of the 1995 plan year, and its related trust has been determined to be exempt from taxation under
Section 501(a) of the Code.

                  (g) Except as listed on the WeFusion Disclosure Schedule, neither WeFusion nor any Stockholder has received or is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitration proceedings pending or Threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and neither WeFusion nor any Stockholder has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. There has not occurred any circumstances by reason of which WeFusion may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan that would have a Material Adverse Effect on WeFusion.

                  (h) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provided for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

                  (i) Neither WeFusion nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal (within the meaning of Sections 4205 or 4203 of ERISA, respectively) from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

                  (j) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

                  (k) No Employee Benefit Plan, other than a "pension plan" within the meaning of Section 3(2) of ERISA, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

                  (l) Neither WeFusion nor any Cash-Out Stockholder nor, to the Best Knowledge of WeFusion, any Principal Stockholder has proposed or has agreed to any increase in benefits under any Employee Benefit Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any such plan.

                  (m) Each Employee Benefit Plan may by its terms be amended and/or terminated at any time with regard to any current or former officer, employee or consultant or to any dependent or beneficiary thereof.

                  (n) The WeFusion Disclosure Schedule lists all employees of WeFusion, their salaries and amount of their most recent salary increases as of the date of this Agreement. Except as provided in the WeFusion Disclosure Schedule, no person or entity has an employment, severance or independent contractor agreement with WeFusion. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for WeFusion.

         The consummation of the transactions contemplated by the Transaction Documents will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of WeFusion, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of WeFusion, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of WeFusion. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of, a change in the ownership or effective control of WeFusion.

                  (o) WeFusion is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters.

                  (p) WeFusion has maintained good labor relations and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have an adverse effect on labor relations, and has no knowledge that any of its key employees intends to leave its employ.

                  (q) WeFusion is not engaged in any unfair labor practice. Except as set forth in the WeFusion Disclosure Schedule, (i) there is no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or Threatened; (ii) there is no strike, labor dispute, slowdown or stoppage pending or Threatened against WeFusion and no strike, labor dispute, slowdown or stoppage has occurred or been Threatened during the past two years; (iii) WeFusion is not a party to any collective bargaining agreement or contract; (iv) there is no pending or Threatened union representation question existing with respect to the employees of WeFusion; and
(v) no union organizing activities are currently taking place or have taken place during the past two years.

                  (r) There are no complaints or charges against WeFusion pending before the National Labor Relations Board or any state or local labor agency and no Person has Threatened during the past two years to file any complaint or charge against WeFusion with any such board or agency.

                  (s) No charges against WeFusion are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

                  (t) WeFusion has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of WeFusion and no such investigation is in progress.

         3.11. Absence of Certain Changes or Events. Except as disclosed in the WeFusion Disclosure Schedule, and except as specifically contemplated by the Transaction Documents, since the WeFusion Interim Balance Sheet Date there has not occurred:


                  (a) any change in the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations that could reasonably constitute a Material Adverse Effect;

                  (b) any amendments or changes in WeFusion's Certificate of Incorporation or Bylaws;

                  (c) any damage, destruction or loss that could reasonably constitute a Material Adverse Effect, whether covered by insurance or not;

                  (d) any redemption, repurchase or other acquisition of shares of WeFusion Capital Stock by WeFusion (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to WeFusion Capital Stock;

                  (e) any increase in or modification of the compensation or benefits payable or to become payable by WeFusion to any of its directors, employees or consultants;

                  (f) any modification of any term of benefits payable under any Employee Benefit Plan;

                  (g) any acquisition or sale of a Material amount of property or assets of WeFusion other than in the ordinary course of business consistent with past practice;

                  (h) any (i) incurrence, assumption or guarantee by WeFusion of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of WeFusion; or (iii) issuance or sale of options or other rights to acquire from WeFusion, directly or indirectly, debt securities of WeFusion or any securities convertible into or exchangeable for any such debt securities;

                  (i) any creation or assumption by WeFusion or any Stockholder of any mortgage, pledge, material security interest or lien or other encumbrance on any asset, except for liens for taxes not yet due or except in the ordinary course of business which are not Material individually or in the aggregate;

                  (j) any making of any loan, advance or capital contribution to or investment in any person other than travel loans or other loans or advances made in the ordinary course of business of WeFusion;

                  (k) any entering into, amendment of, relinquishment, termination or non-renewal by WeFusion of any contract, lease transaction, commitment or other right or obligation, except for purchase and sale commitments entered into in the ordinary course of business, consistent with past practice;

                  (l) any transfer or grant of a right under the WeFusion IP Rights (as such term is defined in Section 3.18 hereinafter);

                  (m) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of WeFusion or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

                  (n) any agreement or arrangement made by WeFusion to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

         3.12. Contracts. The WeFusion Disclosure Schedule sets forth a list of any of the following written or oral contracts, agreements and other instruments ("Contractual Obligations") entered into by WeFusion, true, correct and complete copies of each of which have been delivered to Symposium or its counsel:


                  (a) contract with or commitment to any labor union;

                  (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from WeFusion in an amount in excess of $25,000 per annum which is not terminable on 30 days' or less notice without cost or other liability at or at any time after the Effective Time or in which WeFusion has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

                  (c) contract providing for the development of software for, or license of software to, WeFusion which software is used or incorporated in any of the WeFusion Products (as such term is defined in Section 3.19 hereinafter), or other Intellectual Property Rights (as such term is defined in Section 3.18 hereinafter), including but not limited to rights of publicity, used or incorporated in a WeFusion Product;

                  (d) joint venture contract or agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

                  (e) contract or commitment for the employment of any officer, employee or consultant, severance agreement, non-competition agreement, non-disclosure agreement, agreement requiring a change of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost or other liability;

                  (f) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                  (g) lease or other agreement under which WeFusion is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

                  (h) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000;

                  (i) agreement which restricts WeFusion or any of the Stockholders from engaging in any aspect of its business or competing in any line of business in any geographic area;

                  (j) WeFusion IP Rights Agreement (as such term is defined in
Section 3.18 hereinafter); or

                  (k) agreement between WeFusion and any of the Stockholders.

         3.13. Trade Relations. The WeFusion Disclosure Schedule lists the top ten customers of WeFusion for fiscal year ended December 31, 1999 and the two month period ending May 31, 2000 (in decreasing order of sales and setting forth both gross and net sales by such customers). Except as disclosed in the WeFusion Disclosure Schedule, or as may be initiated by WeFusion, WeFusion has not received any written or oral notice from any such customer, or any Material supplier to WeFusion, that such customer or supplier intends to terminate, cancel or limit or other adversely modify or change the business relationship with WeFusion. No such termination, cancellation, or limitation, or any adverse modification or change will arise as a result of the execution, delivery or performance of this Agreement or the Transaction Documents by WeFusion or any of the Stockholders.

         3.14. No Defaults. Except as disclosed in the WeFusion Disclosure Schedule, WeFusion is not in default under, and there exists no event, condition or occurrence and none would result from the execution, delivery and performance by WeFusion or by any of the Stockholders of this Agreement and the Transactions Documents and the agreements and transactions contemplated hereby and thereby, which, after notice or lapse of time, or both, would constitute such a default by WeFusion under any Material contract or agreement to which WeFusion is a party.

         3.15. Certain Agreements. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of WeFusion under any Employee Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.16. Taxes.

                  (a) WeFusion has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes (the "WeFusion Tax Returns") required to be filed (taking into account any extension of time to file granted to or on behalf of WeFusion). The information on the WeFusion Tax Returns is complete and accurate in all respects except to the extent that an adequate reserve for Taxes has been established in the WeFusion Financial Statements in accordance with GAAP. Except as set forth on the WeFusion Disclosure Schedule and except to the extent that an adequate reserve for Taxes has been established in the WeFusion Financial Statements in accordance with GAAP, WeFusion has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of WeFusion.


                  (b) No unpaid (or unreserved in accordance with generally accepted accounting principles applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to WeFusion for any Pre-Closing Period, and there are no pending or Threatened audits, investigations or claims for or relating to any liability in respect of Taxes of WeFusion. WeFusion has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to WeFusion.

                  (c) The unpaid Taxes of WeFusion do not exceed the reserve for the Tax liability (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in WeFusion's Interim Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of WeFusion; (ii) the provisions for Taxes with respect to WeFusion for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) WeFusion has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;
(iv) all material elections with respect to Taxes affecting WeFusion as of the date hereof are set forth in the WeFusion Disclosure Schedule or are included as part of the WeFusion Tax Returns; (v) WeFusion is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; (vi) there are no private letter rulings in respect of any Tax pending between WeFusion and any taxing authority; (vii) WeFusion owns no interest in real property in the State of New York; (viii) WeFusion has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person other than WeFusion; (ix) WeFusion is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes, or is a party to any tax sharing agreement or any other agreement providing for payments by WeFusion with respect to Taxes; (x) WeFusion is not, and has not been, a real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xi) WeFusion is not a person other than a United States person within the meaning of the Code; (xii) WeFusion is not a party to any joint venture, partnership or other material arrangement or contract which could be treated as a partnership for federal income tax purposes; (xiii) WeFusion has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (xiv) WeFusion has not agreed or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income, (xv) WeFusion is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xvi) the WeFusion Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable by WeFusion; (xvii) WeFusion is not a personal holding company within the meaning of Section 542 of the Code; and (xviii) WeFusion has not made an election and is not required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

         As used herein, "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto. As used herein, "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

         3.17. Outstanding Borrowings. The WeFusion Disclosure Schedule sets forth (a) the amount of all outstanding borrowings of WeFusion as of the date of this Agreement, (b) any liens that relate to such outstanding borrowings and that encumber the assets of WeFusion and (c) the name of each lender thereof.

         3.18. Intellectual Property. As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records. Except in each case as disclosed in the WeFusion Disclosure Schedule:

                  (a) WeFusion owns, or has the right to use, sell or license all Intellectual Property Rights used in its business as presently conducted and as it is expected to be conducted as of the Effective Time (such Intellectual Property Rights being hereinafter collectively referred to as the "WeFusion IP Rights") and such rights to use, sell or license are sufficient for such conduct of its business;

                  (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any WeFusion IP Right (the "WeFusion IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any WeFusion IP Right or impair the right of WeFusion or the Surviving Corporation to use, sell or license any WeFusion IP Right or portion thereof;

                  (c) there are no material royalties, honoraria, fees or other payments payable by WeFusion to any person with respect to any such WeFusion IP Right other than as set forth in the WeFusion IP Rights Agreements listed in the WeFusion Disclosure Schedule;

                  (d) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by WeFusion or currently under development by WeFusion violates any license or agreement between WeFusion and any third party or infringes any Intellectual Property Right of any other party, and there is no pending or Threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any WeFusion IP Right nor is there any basis for any such claim, nor has WeFusion received any notice asserting that any WeFusion IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion;

                  (e) WeFusion has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of its proprietary rights in all WeFusion IP Rights. All officers, employees and consultants of WeFusion having access to or developing

Intellectual Property for WeFusion have executed and delivered to WeFusion an agreement regarding the protection of proprietary information and the assignment to WeFusion of all Intellectual Property Rights arising from the services performed for WeFusion by such persons. Such Intellectual Property Rights are licensed or assigned to WeFusion or are works made for hire and WeFusion is the author and owner of all such rights under the Copyright Act of 1976, as amended. No current or prior officers, employees or consultants of WeFusion claim or have a right to claim an ownership interest in any WeFusion IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to WeFusion or otherwise;

                  (f) The WeFusion Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by WeFusion to perfect or protect its interest in the WeFusion IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications;

                  (g) The WeFusion Disclosure Schedule lists all of the Intellectual Property licenses held by WeFusion; all such licenses are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity); and

                  (h) Except as set forth in the WeFusion Disclosure Schedule, there is, to the Best Knowledge of WeFusion, no unauthorized use, infringement or misappropriation of any of WeFusion' IP Rights by any third party including any employee or former employee of WeFusion.

         3.19. Products and Distribution. The WeFusion Disclosure Schedule contains a complete list of all of the software products (listed by title, in order of aggregate sales receipts by WeFusion in calendar year 2000 from such title) published and/or distributed by WeFusion (the "WeFusion Products").

         The WeFusion Disclosure Schedule sets forth, for each WeFusion Product, the following: (i) a list of all contracts and agreements (including without limitation all development, trademark license, technology license, distribution or other agreements, but excluding standard end-user agreements) relating to the WeFusion Products; (ii) the advances paid or payable, and the royalties payable, to any third parties with respect to such WeFusion Product; and (iii) a list of the third parties with distribution or publication rights to such WeFusion Product together with a description of: (A) the territory in which the third party has distribution rights and (B) whether such distribution rights are exclusive or nonexclusive.

         3.20. Development Tools. The WeFusion Disclosure Schedule contains a complete list of all material software development tools used or currently intended to be used by WeFusion in the development of any of the WeFusion Products, except for any such tools that are generally available and are used in their generally available form (the "WeFusion Development Tools"). The WeFusion Disclosure Schedule also sets forth, for each WeFusion Development Tool: (a) for any WeFusion Development Tool not entirely developed internally by WeFusion employees, the identity of the independent contractors and consultants involved in such development and a list of the agreements with such independent contractors and consultants; (b) a list of any third parties with any rights to receive royalties or other payments with respect to such WeFusion Development Tool, and a schedule of all such royalties payable; (c) a list of agreements containing any restrictions on WeFusion's unrestricted right to use and distribute such WeFusion Development Tool; and (d) a list of all agreements with third parties for the use by such third party of such WeFusion Development Tool. WeFusion has sufficient right, title and interest in and to the WeFusion Development Tools for the conduct of its business as currently conducted and as proposed to be conducted and, except as set forth on the WeFusion Disclosure Schedule, all WeFusion Development Tools are works made for hire and WeFusion is the author and owner of all such WeFusion Development Tools under the Copyright Act of 1976, as amended.

         3.21. Fees and Expenses. WeFusion has not paid and is not obligated to pay any fee or commission to any broker, finder, intermediary or financial adviser (including any Stockholder) in connection with the transactions contemplated by this Agreement.

         3.22. Insurance. WeFusion has in effect fire and casualty insurance policies listed in the WeFusion Disclosure Schedule with the effective date and coverage amounts indicated thereon. Such insurance coverage and coverage amounts are adequate and customary for the business engaged in by WeFusion. Except as disclosed in the WeFusion Disclosure Schedule such policies are valid and enforceable in accordance with their terms and are in full force and effect.

         3.23. Ownership of Property. Except (a) as disclosed in the WeFusion Interim Balance Sheet or the WeFusion Disclosure Schedule, (b) for liens for current Taxes not yet delinquent or (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, WeFusion has good and marketable title to all of its property and assets necessary for the conduct of its business as presently conducted and as it has previously been conducted and reflected as owned on the Financial Statements or so described in the Disclosure Schedule, in each case free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances. All real and personal property owned or leased of WeFusion is generally in good repair and is operational and usable in the operations of WeFusion, subject to ordinary wear and tear. WeFusion is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, nor has it received any notice of violation with which it has not complied.

         3.24. Environmental Matters.

                  (a) During the period that WeFusion has leased its respective properties or owned or operated any facilities, it has not disposed, released, or participated in or authorized the release or Threatened release of Hazardous Materials (as such term is hereinafter defined) on, from or under such properties or facilities. There is not now nor, to the Best Knowledge of WeFusion, has there ever been any presence, disposal, release or Threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to WeFusion having taken possession of any of such property or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release " shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA "). For the purposes of this Agreement "Hazardous Materials" shall mean any petroleum or petroleum products, radioactive materials, asbestos-containing materials, radon gas and any other hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance" "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance " or "hazardous chemical" " the release of which would be a reportable event under any federal, state, foreign or local laws or regulations.

                  (b) To the Best Knowledge of WeFusion, none of the properties or facilities of WeFusion is in violation of any federal, state, foreign or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that WeFusion has owned or leased its respective properties and facilities, WeFusion has not used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                  (c) During the time that WeFusion has owned or leased its properties and facilities, there has been no litigation brought or Threatened against WeFusion by, or any settlement reached by WeFusion with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

         3.25. Interested Party Transactions. Except as disclosed in the WeFusion Disclosure Schedule, no Stockholder, officer or director of WeFusion or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person has had, either directly or indirectly, any interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to WeFusion any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which WeFusion is a party or by which it may be bound or affected.

         3.26. Disclosure. No representation or warranty made by WeFusion or any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder in this Agreement, nor in any document, written information, statement, financial statement, certificate or exhibit attached hereto or expressly referred to herein, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

         3.27. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon WeFusion or any Cash-Out Stockholder or, to the Best Knowledge of WeFusion, any Principal Stockholder that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of WeFusion, any acquisition of property by WeFusion or the conduct of business by WeFusion as currently conducted.

         3.28. Securities Laws Exemption. Each Principal Stockholder has completed a Questionnaire conforming in form and substance to Exhibit 3.28 hereto (the "Stockholder's Questionnaire") setting forth information regarding such Principal Stockholder and containing such representations, warranties and agreements of such Principal Stockholder necessary for

Symposium to establish that the issuance of the Merger Shares and, if applicable, Warrants to such Principal Stockholder pursuant to this Agreement may be effected without registration pursuant to applicable Federal and state securities laws. To the Best Knowledge of WeFusion, the information set forth in each such Stockholder Questionnaire is true and correct as of the date hereof and will be true and correct as of the Effective Time.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         Each of the Principal Stockholders represents and warrants to Symposium Sub and Symposium that:

         4.1. Title to the WeFusion Stock.

                  (a) Such Principal Stockholder owns of record and beneficially the Exchange Shares in the amounts set forth on the WeFusion Disclosure Schedule and has good, valid and marketable title to such Exchange Shares, free and clear of all liens, security interests and other encumbrances, including, without limitation, any which affect transferability.

                  (b) No Commitments To Issue WeFusion Stock. Except as disclosed in the WeFusion Disclosure Schedule, there are no outstanding options, warrants, calls, rights, commitments, conversion rights or other instruments pursuant to which any such Principal Stockholder is or may become obligated to issue, deliver or sell or offer to sell, or cause to be issued, delivered or sold or offered to sell, any shares of WeFusion Capital Stock or securities convertible into or exchangeable for shares of WeFusion Capital Stock, or obligating any such Principal Stockholders to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. Except as set forth in the WeFusion Disclosure Schedule, there are no voting trusts or other agreements or understandings to which any such Principal Stockholder is a party with respect to the voting of any of the WeFusion Capital Stock.

         4.2. Authority.

                  (a) Authorization, Execution and Delivery. Such Principal Stockholder has the capacity and authority to enter into this Agreement and each of the Transaction Documents to which it is a party, to perform such Principal Stockholder's obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement, the Certificate of Merger and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and such other Transaction Documents by such Principal Stockholder, and the consummation by WeFusion of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Principal Stockholder. The Transaction Documents to which such Principal Stockholder is a party have been duly executed and delivered by such Principal Stockholder and are the valid and binding obligations of such Principal Stockholder, enforceable against it in accordance with their terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) No Conflict. Neither the execution, delivery and performance of this Agreement, the Certificate of Merger and the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof, will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the WeFusion Capital Stock owned by such Principal Stockholder under any term, condition or provision of
(i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement to which any such Principal Stockholder is a party, or
(ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any such Principal Stockholder or any of the WeFusion Capital Stock owned by such Principal Stockholder.

         4.3. Governmental Consents. No consent, approval, order or authorization of a Governmental Entity is required to be obtained by such Principal Stockholder in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for: (i) such filings, authorizations, orders and approvals as may be required under federal and state securities laws; and (iii) where the failure to obtain such consents, approvals and the like, would not prevent or delay the consummation of the Merger or otherwise prevent WeFusion or such Principal Stockholder from performing its obligations under this Agreement or any of the Transaction Documents and would not have a Material Adverse Effect on WeFusion.

         4.4. No Claims Against WeFusion. As of the Effective Time, such Principal Stockholder will not have any claim (whether or not actually asserted) against WeFusion with respect to any matter or occurrence or state of affairs arising at or prior to the Effective Time which has not been effectively waived or released.

         4.5. Compliance with Applicable Laws. Except as disclosed in the WeFusion Disclosure Schedule, no Governmental Entity has notified such Principal Stockholder of its intention to conduct any investigation or review by a Governmental Entity with respect to WeFusion.

         4.6. Litigation. Except as disclosed in the WeFusion Disclosure Schedule, there is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding pending or Threatened, against such Principal Stockholder, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against such Principal Stockholder that, (i) individually or in the aggregate, could have a Material Adverse Effect on WeFusion or (ii) could have an adverse effect on the ability of WeFusion or such Principal Stockholder to perform such Stockholder's respective obligations under this Agreement or any of the Transaction Documents to which it is a party or any documents contemplated hereby or thereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against such Principal Stockholder purporting to enjoin or restrain the execution, delivery or performance of any of the documents contemplated hereby.

         4.7. Changes in Employee Benefit Plans. Such Principal Stockholder has not proposed or agreed to any increase in benefits under any Employee Benefit Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any such plan.

         4.8. Interested Party Transactions. Except as disclosed in the WeFusion Disclosure Schedule, neither such Principal Stockholder nor any "affiliate" nor "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of such Principal Stockholder has had, either directly or indirectly, any interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to WeFusion any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which WeFusion is a party or by which it may be bound or affected.

         4.9. Disclosure. No representation or warranty made by such Principal Stockholder in this Agreement, nor in any document, written information, statement, financial statement, certificate or exhibit attached hereto or expressly referred to herein, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

         4.10. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon such Principal Stockholder that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of WeFusion, any acquisition of property by WeFusion or the conduct of business by WeFusion as currently conducted.

         4.11. Securities Laws Exemption. Such Principal Stockholder has completed a Stockholder's Questionnaire setting forth information regarding such Stockholder and containing such representations, warranties and agreements of such Principal Stockholder as necessary for Symposium to establish that the issuance of the Merger Shares and, if applicable, Warrants to such Principal Stockholder pursuant to this Agreement may be effected without registration pursuant to applicable Federal and state securities laws. The information set forth in each such Stockholder Questionnaire is true and correct as of the date hereof and will be true and correct as of the Effective Time.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF SYMPOSIUM AND SYMPOSIUM SUB

         Symposium and Symposium Sub jointly and severally represent and warrant to WeFusion and the Stockholders that:

         5.1. Organization; Good Standing; Qualification and Power. Each of Symposium and Symposium Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as it is presently being conducted or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing would not have a Material Adverse Effect on Symposium Sub or upon Symposium and its subsidiaries, taken as a whole. Symposium has delivered to WeFusion or its counsel complete and correct copies of the Certificate or Articles of Incorporation and Bylaws of each of Symposium and Symposium Sub, in each case as amended to the date of this Agreement.

         5.2. Capital Structure.

                  (a) Capital Stock and Options of Symposium. The authorized capital stock of Symposium consists of 100,000,000 shares of common stock, par value $0.001 per share (the "Symposium Common Stock") and 10,000,000 shares of preferred stock, $0.001 par value (the "Symposium Preferred Stock"). Symposium is authorized to issue "blank check" preferred stock in one or more series from time to time with such designation, rights and preferences as may be determined from time to time by the Board of Directors. As of the date hereof, the Board of Directors has authorized 50, 625 shares of Series A Convertible Preferred Stock, 25,000 shares of Series B Convertible Preferred Stock and 65,000 shares of Series C Convertible Preferred Stock. As of the date hereof, 27,844,520 shares of Common Stock, 50,625 shares of Series A Convertible Preferred Stock, no shares of Series B Convertible Preferred Stock and 62.454.5 shares of Series C Convertible Preferred Stock are issued and outstanding. All outstanding shares of Symposium Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. The Merger Shares are duly authorized and upon their issuance in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or claims of any kind by others.

                  (b) Capital Stock of Symposium Sub. The authorized capital stock of Symposium Sub consists of 1,000 shares of Common Stock, $0.001 par value per share, of which one hundred shares are issued and outstanding and no shares are held in the treasury of Symposium Sub. Symposium is the sole stockholder of Symposium Sub. All of the issued and outstanding shares of Symposium Sub Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights.

                  (c) No Other Commitments. Except for the options and warrants disclosed in the Symposium Disclosure Schedule or the reports filed by Symposium with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Symposium SEC Reports"), there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which Symposium or Symposium Sub is a party or by which Symposium or Symposium Sub is bound obligating Symposium or Symposium Sub to issue, deliver or sell, or offer to sell, or cause to be issued, delivered or sold or offer to sell any shares of capital stock of Symposium or Symposium Sub or securities convertible into or exchangeable for shares of capital stock of Symposium or Symposium Sub, or obligating Symposium or Symposium Sub to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. Except as disclosed in the Symposium Disclosure Schedule or the Symposium SEC Reports, there are no voting trusts or other agreements or understandings among any of the stockholders of Symposium or Symposium Sub to which Symposium or Symposium Sub is a party with respect to the voting of the capital stock of Symposium or Symposium Sub.

         5.3. Authority.

                  (a) Corporate Action. Each of Symposium and Symposium Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by Symposium and Symposium Sub and the consummation by Symposium and Symposium Sub of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Symposium and Symposium Sub. This Agreement and each of the Transaction Documents to which Symposium or Symposium Sub is a party have been duly executed and delivered by Symposium or Symposium Sub, as applicable, and are the valid and binding obligation of Symposium or Symposium Sub, enforceable against them in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) No Conflict. Neither the execution, delivery and performance of this Agreement nor the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Symposium or Symposium Sub under, any term, condition or provision of (x) the Certificate or Articles of Incorporation or Bylaws of Symposium or Symposium Sub, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Symposium or Symposium Sub or their respective properties or assets.

                  (c) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by Symposium or Symposium Sub in connection with the execution and delivery of this Agreement or any of the Transaction Documents to which either is a party or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which Symposium is qualified to do business; (ii) such filings, authorizations, orders and approvals as may be required under foreign laws and federal and state securities laws; and (iii) where the failure to obtain such consents, approvals and the like, would not prevent or delay the consummation of the Merger or otherwise prevent Symposium or Symposium Sub from performing its obligations under this Agreement or any of the Transaction Documents to which it is a party and would not have a Material Adverse Effect on Symposium Sub or on Symposium and its subsidiaries, taken as a whole.

         5.4. Litigation. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the knowledge of Symposium or Symposium Sub, threatened against Symposium or Symposium Sub, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Symposium or Symposium Sub that, (i) individually or in the aggregate, could have a Material Adverse Effect on Symposium or Symposium Sub or (ii) individually or in the aggregate, could have an adverse effect on the ability of Symposium or Symposium Sub to perform its obligations hereunder or under the other Transaction Documents to which it is a party and any other documents contemplated hereby or thereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against Symposium or Symposium Sub purporting to enjoin or restrain the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party or any other documents contemplated hereby or thereby.

         5.5. SEC Filings; Financial Statements. Symposium has filed all Symposium SEC Reports required to be filed with the SEC from January 1, 2000 through the date of this Agreement. The Symposium SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Symposium SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Symposium SEC Reports), and each fairly presents in all material respects the consolidated financial position of Symposium and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Except as set forth in the Symposium Disclosure Schedule (and any supplements thereto), since the date of the financial statements contained in the most recent Symposium SEC Report there has been no event or occurrence relating to Symposium or any of its subsidiaries which, in the reasonable judgment of Symposium, will be required to be disclosed in a Symposium SEC Report or which would have a Material Adverse Effect on Symposium and its subsidiaries taken as a whole and which has not been disclosed to WeFusion either in the Symposium Disclosure Schedule (including supplements thereto) or in a Symposium SEC Report.

         5.6. Fees and Expenses. Neither Symposium nor Symposium Sub has paid or become obligated to pay any fee or commission to any broker, finder, intermediary or financial adviser (including any Stockholder) in connection with the transactions contemplated by this Agreement.

         5.7. Issuance of Securities. Assuming the accuracy of the information set forth in the Stockholders' Questionnaires, the issuance of the Merger Shares in accordance herewith are, and (assuming no change in currently applicable law) the issuance of the Symposium Common Stock upon the conversion of the Warrants will be, exempt from the registration requirements of the Securities Act and the qualification requirements of applicable state securities laws.

         5.8. Disclosure. No representation or warranty made by Symposium or Symposium Sub in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by Symposium or

Symposium Sub or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE VI

                         CLOSING AND CLOSING DELIVERIES

         6.1. The Closing. Subject to the termination of this Agreement as provided in Article 10 hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, on or before November 22, 2000, at a time to be mutually agreed upon by the parties, unless another place, time and date is mutually selected by WeFusion and Symposium (the "Closing Date"). Concurrently with the Closing, the Certificate of Merger will be filed in the offices of the Secretary of State of the State of Delaware.

                                  ARTICLE VII

                                    COVENANTS

         7.1. Rule 144. Symposium shall use its reasonable best efforts to make publicly available and available to WeFusion and to the Principal Stockholders pursuant to Rule 144, such information as is necessary to enable such Principal Stockholders to make sales of Merger Shares or Warrants pursuant to that Rule. Symposium shall use its reasonable best efforts to file timely with the SEC all documents and reports required of Symposium under the Exchange Act. Symposium shall furnish to any Principal Stockholders upon written request, a written statement executed on behalf of Symposium as to compliance with the current public information requirements of Rule 144.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                        OF WEFUSION AND THE STOCKHOLDERS

         The obligations of WeFusion and each of the Principal Stockholders hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by the Principal Stockholders but only in a writing signed by the Principal Stockholders):

         8.1. Accuracy of Representations and Warranties. The representations and warranties of Symposium and Symposium Sub set forth in Article 4 (as qualified by the Symposium Disclosure Schedule) shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and WeFusion shall receive a certificate to such effect executed by Symposium's Chief Executive Officer and Chief Financial Officer.

         8.2. Agreements and Covenants. Each of Symposium and Symposium Sub shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by them under this Agreement or the Certificate of Merger on or before the Closing Date, and WeFusion shall receive a certificate to such effect signed by Symposium's Chief Executive Officer and Chief Financial Officer.

         8.3. Absence of Material Adverse Change. There shall not have occurred any event which has had a Material Adverse Effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Symposium Sub or of Symposium and its subsidiaries, taken as a whole.

         8.4. Compliance with Law. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

         8.5. Government Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         8.6. Opinion of Symposium's Counsel. WeFusion shall have received from Kramer Levin Naftalis & Frankel, LLP, counsel to Symposium and Symposium Sub, an opinion in the form of Exhibit 8.6 hereto.

         8.7. Board of Director and Stockholder Approvals. The principal terms of this Agreement and the Merger shall have been approved and adopted by the Board of Directors of Symposium in accordance with applicable law and Symposium's Certificate of Incorporation and Bylaws. The principal terms of this Agreement and the Merger shall have been adopted by the Board of Directors of Symposium Sub and its stockholders in accordance with applicable law and Symposium Sub's Certificate of Incorporation and Bylaws.

         8.8. No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

         8.9. Escrow Agreement. Symposium shall have entered into an Escrow Agreement in the form of Exhibit 8.9.

         8.10. Employment and Stock Option Agreements. Either Symposium or Surviving Corporation shall have executed Employment Agreements with Chris Thomson, Kim Hankins, Jason Pearce, Will Nesbitt and Julie Galdames conforming in form and substance to Exhibit 8.10(b) hereto (each an "Employment Agreement" and collectively, the "Employment Agreements") and Stock Option Agreements with Symposium or Surviving Corporation conforming in form and substance to Exhibit 8.10(b) hereto (each a "Stock Option Agreement" and collectively the "Stock Option Agreements").

         8.11. Newell Indemnification. Symposium shall have executed an Agreement with T. Jamie Newell, agreeing to indemnify it against any liabilities arising from the Dell Laptop Computer leases listed on Schedule 8.11 hereto.

         8.12. Additional Payments. At or immediately prior to the Closing, upon delivery by WeFusion to Symposium of the Back Salary Schedule, (as defined in Section 9.19), Symposium will pay WeFusion (the "Back Salary Payment") an amount equal to the lesser of (a) $85,000 and (b) the total amount of back salary indicated on said schedule. The Symposium Back Salary Payment shall be used to pay: (i) all such back salary to WeFusion employees against delivery by such employees of releases, conforming in form and substance to Exhibit 8.12 hereto, releasing WeFusion from any further claims; and (ii) all Taxes related thereto.

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                          SYMPOSIUM AND SYMPOSIUM SUB

         The obligations of Symposium and Symposium Sub to effect the Merger are subject to the following conditions:

         9.1. Appraisal Rights. No Shareholder of WeFusion shall have exercised appraisal rights.

         9.2. Representations and Warranties. The representations and warranties of WeFusion and the Stockholders contained in this Agreement shall have been true and correct in all material respects individually and in the aggregate on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and Symposium and Symposium Sub shall have received a certificate of WeFusion to such effect signed by the Chief Executive Officer or Chief Financial Officer of WeFusion.

         9.3. Consents Obtained. All consents, waivers, approvals, authorizations, or orders required to be obtained, and all filings required to be made, by WeFusion and the Stockholders for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on WeFusion or the Surviving Corporation; and Symposium and Symposium Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of WeFusion with signed originals of all such consents, waivers, approvals, authorizations, orders, and filings attached as exhibits to such certificate. Notwithstanding the foregoing, each Stockholder shall have consented in writing to the Merger and the transactions contemplated hereby and copies of all such consents shall have been delivered to Symposium by WeFusion.

         9.4. Secretary's Certificate. WeFusion shall have delivered to Symposium a certificate of the Secretary or an Assistant Secretary of WeFusion, dated as of the Effective Date and in the form of Exhibit D, certifying: (i) that the necessary corporate action by the Board of Directors and Stockholders of WeFusion has been taken to authorize the execution and delivery of this Agreement by WeFusion, the performance by WeFusion of its obligations under this Agreement and the consummation by WeFusion of the transactions contemplated by this Agreement (with copies of all such resolutions attached as exhibits thereto); (ii) that the Certificate of Incorporation and By-laws of WeFusion attached to the Secretary's certificate are true, complete, and correct and are in full force and effect as of the Effective Date; and (iii) as to the incumbency and specimen signature of the officers of WeFusion executing this Agreement and other documents to be executed on behalf of WeFusion in connection therewith, together with a certification by another officer of WeFusion as to the incumbency and specimen signature of the Secretary or Assistant Secretary signing such certificate.

         9.5. Agreements and Covenants. WeFusion and the Stockholders shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by them under the terms and conditions of this Agreement or the Certificate of Merger on or before the Closing Date, and Symposium and Symposium Sub shall receive a certificate to such effect signed by WeFusion's Chief Executive Officer and Chief Financial Officer.

         9.6. Absence of Material Adverse Change. There shall not have occurred any change since the Balance Sheet Date which has had a Material Adverse Effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of WeFusion.

         9.7. Compliance with Law. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

         9.8. Government Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         9.9. Opinion of WeFusion's Counsel. Symposium and Symposium Sub shall have received from Piper, Marbury, Rudnick & Wolfe, LLP, counsel to WeFusion, an opinion in the form of Exhibit 9.9 hereto.

         9.10. Documents. Symposium and Symposium Sub shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Symposium's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of WeFusion and for WeFusion to consummate the transactions contemplated hereby.

         9.11. No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

         9.12. Escrow Agreement. The Stockholders Representative shall have entered into the Escrow Agreement.

         9.13. Bank Debt. As of the date of Closing, WeFusion shall have no indebtedness to any bank or financial institution other than as set forth on the WeFusion Disclosure Schedule.

         9.14. Liabilities. All liabilities owed by WeFusion to its trade creditors and incurred prior to September 1, 2000, whether or not such liabilities are disclosed on the WeFusion Disclosure Schedule, (the "Pre-September Trade Liabilities") shall be either satisfied or assumed by C2 LLC in accordance with the Distribution Agreement and pursuant to terms and conditions acceptable to Symposium in its reasonable discretion.

         9.15. Certain Employees. Scott Laemmle, Dave Myers and Bill Martin shall each have accepted, in writing, three (3) year cashless warrants to purchase 30,000 shares of Symposium Common Stock at a strike price equal to the average closing sales price of Symposium Common Stock on the American Stock Exchange for the ten (10) consecutive trading days ending on the Closing Date (the "Average Closing Sales Price") in full and final satisfaction of any bonus and severance provisions in their employment agreements and any other claims.

         9.16. Releases. WeFusion shall have secured fully executed written agreements from each of the following (each a "Releasor") releasing WeFusion, Symposium and Symposium Sub from any liabilities arising prior to the Closing Date, including, where applicable liabilities arising in connection with the employment by WeFusion of such persons or the grant of (or promise to grant) options or warrants to purchase shares of WeFusion Capital Stock:

                  (i) the current officers and directors of WeFusion, including, but not limited to, T. Jamie Newell;

                  (ii) each employee receiving a Back Salary Payment pursuant to Section 8.12;

                  (iii) each employee executing an Employment Agreement
                        pursuant to this Agreement;

                  (iv) each of Mark Ohdner, Scott Laemmle, Dave Myers and Bill
                       Martin; and

                  (v) Persons listed on the WeFusion Disclosure Schedule as holders of promissory notes, convertible notes or outstanding warrants or other rights to purchase WeFusion Capital Stock including, but not limited to Steve Walker & Associates, T. Jamie Newell, Cache Box, Inc., Jonathan Price, William F. Tilghman, Gina Dubbe, Adam Chavis, Walker Investment Fund I, Jim Peterson, Bart O'Brien, Peck GRAT, and C2, LLC;

provided, however, that Symposium may elect to waive this condition with respect to any Releasor.

         9.17. Employment and Stock Option Agreements. Each of Chris Thomson, Kim Hankins, Jason Pearce, Will Nesbitt and Julie Galdames shall have entered into Employment Agreements as defined in Section 8.10 hereof and shall have entered into Stock Option Agreements as defined in Section 8.10 hereof.

         9.18. Regulatory Approvals. WeFusion will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Symposium may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. WeFusion will use commercially reasonable efforts to promptly obtain all such authorizations, approvals and consents.

         9.19. Payment of Back Salary. At or immediately prior to the Closing, WeFusion shall prepare and deliver to Symposium, a schedule showing the amount of back salary owed to each WeFusion employee as of the Closing Date (the "Back Salary Schedule"). Upon receipt of the Back Salary Payment (as defined in
Section 8.12 hereof) from Symposium, WeFusion shall cause all back salary owed to its employees to be paid in full against receipt of the releases referred to in Section 8.12.

         9.20. Stockholder Questionnaire. Symposium shall have received executed Stockholders Questionnaires in the form of Exhibit 8.20 hereto from each Principal Stockholder.

                                   ARTICLE X

                            TERMINATION OF AGREEMENT

         10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Stockholders of WeFusion:

                  (a) by mutual agreement of WeFusion and Symposium;

                  (b) by either party, if all the conditions for Closing the Merger shall not have been satisfied or waived on or before November 30, 2000 other than as a result of a breach of this Agreement by the terminating party; or

                  (c) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

         10.2. Notice of Termination. Any termination of this Agreement under
Section 10.1 above will be effective by the delivery of written notice of the terminating party to the other party hereto.

         10.3. Effect of Termination. In the case of any termination of this Agreement as provided in this Article 10, this Agreement shall be of no further force and effect (except as provided in Articles 7 or 11 or in Sections 12.1 and 12.8) and nothing herein shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE XI

                                    INDEMNITY

         11.1. Survival; Indemnity. The representations and warranties of the parties set forth in this Agreement and the representations and warranties of the Principal Stockholders set forth in the Stockholder's Questionnaires, shall survive the date of the Closing until the six-month anniversary of the Closing Date, except that the representation of WeFusion set forth in Section 3.4(e) shall survive indefinitely. No party shall have any claim or right of recovery for any breach of a representation or warranty unless written notice is given in good faith by that party to the other party prior to the expiration of such survival period of the representation or warranty pursuant to which the claim is made or right of recovery is sought, setting forth in reasonable detail the specific breach of the representation or warranty, the amount of the claim being made and the basis for that amount. The sole and exclusive remedy of any party for any breach or inaccuracy of any representation or warranty, or breach of any covenant or agreement, by the other party or parties shall be the indemnities contained in this Article 11, which shall survive the Closing.

         11.2. Indemnification by the Principal Stockholders. Subject to Section
11.3 hereof, the Principal Stockholders jointly and severally agree to indemnify Symposium, Symposium Sub and their respective, officers, directors, stockholders, employees, affiliates, attorneys, accountants and agents (the "Symposium Parties"), and hold them harmless from, any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against the Symposium Parties (collectively the "Damages") incurred or suffered by the Symposium Parties after the Closing arising out of (i) any breach of any representation, warranty, covenant or agreement of WeFusion or any of the Principal Stockholders set forth in this Agreement or the Stockholder's Questionnaire, as the case may be; (ii) any liabilities of WeFusion not reflected on the WeFusion Interim Balance Sheet,
(iii) any Pre-September Trade Liabilities, (iv) any liabilities or obligations to any Releasor, notwithstanding the disclosure, if any, of such liability or potential liability on the WeFusion Disclosure Schedule; or (v) any Taxes payable by WeFusion with respect to the Pre-Closing Period (including any Taxes payable by WeFusion with respect to the transactions contemplated hereby and by the other Transaction Documents and including any Taxes listed on the WeFusion Disclosure Schedule). Notwithstanding the foregoing, the Principal Stockholders shall have no liability under this Section 11.2 in respect of: (A) breaches of representations and warranties by WeFusion or the Principal Stockholder; (B) liabilities other than Pre-September Trade Liabilities; or (C) the FICA and other similar Taxes listed on Section 3.16(c) of the WeFusion Disclosure Schedule unless and until the aggregate amount of all claims by the Symposium Parties arising out of one or more such breaches exceeds $35,000 in the aggregate, in which case the Stockholders shall be liable for all amounts in excess of $35,000.

         11.3. Satisfaction of Indemnity Claims Against the Principal Stockholders .

                  (a) All claims by the Symposium Parties for indemnification pursuant to Section 11.2 hereof (the "Symposium Party Indemnity Claims") shall be satisfied first from the portion of the Merger Consideration deposited into escrow (the "Escrow Proceeds") in accordance with the terms and provisions of the Escrow Agreement. The parties acknowledge and agree that the Escrow Proceeds may be insufficient fully to satisfy all Symposium Party

Indemnity Claims and/or that Symposium Party Indemnity Claims may arise subsequent to the termination of the Escrow (all such Symposium Party Indemnity Claims being hereinafter collectively referred to as the "Excess Indemnity Claims"). Any Excess Indemnity Claims shall be asserted by written notice (the "Claim Notice") to the Stockholder Representative (except that the Stockholder Representative shall be deemed to have received a Claim Notice with respect to any such claim that was previously asserted pursuant to the Escrow Agreement). If a Claim Notice relates to an Excess Indemnity Claim that was not previously asserted pursuant to the Escrow Agreement, the Stockholder Representative shall have a period of thirty (30) days from the date of such Claim Notice within which to satisfy or dispute such Excess Indemnity Claim. If the Stockholder Representative fails timely to satisfy or dispute any such Excess Indemnity Claim, the amount of such claim, as set forth in the Claim Notice, shall be deemed to be acknowledged as payable by the Stockholder Representative, which acknowledgment shall be binding on all of the Principal Stockholders, and payment therefor shall be due not later than last day of such thirty (30) day period. If such Excess Indemnity Claim is disputed, payment of such Claim (or any portion thereof deemed to be due in accordance with the resolution of such dispute) shall be due not later than ten (10) days following such resolution. If an Excess Indemnity Claim was previously asserted pursuant to the Escrow Agreement, the parties shall be bound by the disposition of such Claim, including the resolution of any dispute with respect thereto, pursuant to the Escrow Agreement and payment of such Claim shall be made within thirty (30) days following the termination of the Escrow Agreement. Excess Indemnity Claims shall be satisfied first by T. Jamie Newell up to the maximum amount of his liability as set forth in paragraph (b) below; provided that if any amount of any such Excess Indemnity Claim remains unsatisfied after a period of ten (10) days or is in excess of the maximum amount of T. Jamie Newell's liability, then the Principal Stockholders other than T. Jamie Newell shall be severally liable for the unpaid portion of such Excess Indemnity Claim up to the respective ratable values of the aggregate Merger Consideration received by each of them. Excess Indemnity Claims may be satisfied, in the sole discretion of each Principal Shareholder making any payment under this Section 11.3(a), either by the payment of cash or such amount of Merger Consideration (valued in accordance with Section 11.3(b)) as is equivalent to the cash value of such Excess Indemnity Claim or any combination thereof.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, the maximum liability of each Principal Stockholder (other than T. Jamie Newell) in respect of Symposium Party Indemnity Claims shall be limited to an amount equal to the aggregate value of the Merger Consideration received by such Principal Stockholder in connection with the Merger, determined in accordance with this Section 11.3 and T. Jamie Newell's maximum liability in respect of Symposium Party Indemnity Claims shall be limited to an amount equal to the sum of the aggregate value of the Merger Consideration received by T. Jamie Newell and deposited into escrow and 50% of the Excess Merger Consideration (as defined below). For purposes of this Section 11.3, (i) Merger Consideration consisting of Symposium Common Stock shall be valued at the Average Closing Sales Price and (ii) Merger Consideration consisting of Warrants shall be valued at an amount equal to the product obtained by multiplying (x) the maximum number of shares of Symposium Common Stock purchasable upon exercise of a Warrant at the Closing Date by (y) $0.25. As used herein, "Total Merger Consideration" means the aggregate value, determined in accordance with this
Section 11.3, of the Merger Consideration paid to all of the Principal Stockholders in connection with the Merger and "Excess Merger Consideration" means the amount by which the Total Merger Consideration exceeds the value of the Escrow Proceeds.

                  11.4. Tax Indemnification. Notwithstanding anything to the contrary contained in this Agreement:


                  (a) The Principal Stockholders, jointly and severally, will be liable for and indemnify the Symposium Parties against all Taxes payable by WeFusion (including those payable by any Symposium Party as successor or transferee and including any Taxes listed on the WeFusion Disclosure Schedule) with respect to: (i) the Back Salary Payment and payments made pursuant to
Section 8.12 in connection therewith; and (ii) Pre-Closing Periods, including Taxes for a period not ending prior to the Closing Date that are attributable to the portion of the period ending on the Closing Date (which portion shall be equal to (x) with respect to income or franchise Taxes, the amount of such Taxes that would have been incurred had the taxable period ended on the Closing Date and (y) with respect to other Taxes the amount that would be apportioned to the period ending on the Closing Date on a per diem basis) and including, without limitation, any Taxes payable by WeFusion with respect to the transactions contemplated hereby and by the other Transaction Documents; provided, however that claims made with respect to the FICA and other similar Taxes listed on
Section 3.16(c) of the WeFusion Disclosure Schedule remain subject to the last sentence of Section 11.2 hereof.

                  (b) The Symposium Parties shall notify the Principal Stockholders promptly upon receipt by any of the Symposium Parties, of notice of any pending Tax audits or assessments that could reasonably be expected to result in a claim for indemnification pursuant to Section 11.4(a) ("Tax Claim"). The Symposium Parties may represent its interest in any proceeding relating to a Tax Claim, on condition that (i) it keep the Principal Stockholders informed on a current basis of the status of any such proceeding; (ii) the Principal Stockholders shall have the right to participate at their own expense, in any such proceedings; and (iii) the Symposium Parties not settle any claim for taxes that could have a material adverse effect on the Principal Stockholder's liability for Taxes (including any claim for indemnification) without the prior written consent of the Principal Stockholders, which consent may not be unreasonably withheld.

                  (c) The Principal Stockholders shall satisfy any Tax Claim on or prior to the due date for payment of such claim. The Symposium Parties shall notify the Principal Stockholders at least 10 days prior to the due date for any such Tax Claim.

                  (d) In the event that the Principal Stockholders are required to make a payment pursuant to this Section 11.4 as the result of a determination by a taxing authority which results in any of the Symposium Parties receiving an increased tax basis in the WeFusion assets ("Stepup Transaction", and the amount of such increased tax basis being referred to as the "Increased Basis"), then the Symposium Parties shall make a payment to the Principal Stockholders equal to the Tax Benefit actually received as a result of such Stepup Transaction as described below; provided, however, that such payments, in the aggregate, shall not exceed the amount of any Taxes, taking into account any available Pre-Closing Period losses of WeFusion (but excluding for this purpose any penalties, additions to tax or interest) paid by the Principal Stockholders with respect to the Stepup Transaction. The Tax Benefit shall be equal to the product of (x) the amount of any tax deduction directly arising from the Increased Basis ("Increased Basis Tax Deduction") which actually reduces the taxable income of Symposium (but not below zero) and is deemed to have been "Used" by Symposium; and (y) Symposium's actual effective tax rate for the period in which the Increased Basis Tax Deduction was Used. No Increased Basis Tax Deduction shall be deemed to have been "Used" prior to the time that

Symposium has fully utilized its Adjusted Losses. Adjusted Losses shall be equal to the net operating losses of the Symposium Parties which existed as of December 31, 1999 less any Increased Basis Tax Deductions which reduced the taxable income of the Symposium Parties (but not below zero) but for which no payment was made hereunder. After the Symposium Parties have fully utilized their Adjusted Losses, they shall be deemed to use the Increased Tax Deductions (including Increased Basis Tax Deductions from prior years to the extent no payment was previously made with respect to such deductions hereunder) prior to the use of any other losses. Payment shall be made to the Principal Stockholders within 10 days following the filing of any income tax return resulting in a Tax Benefit.

                  (e) The tax indemnification provided for in this Section 11.4:
(i) shall survive until the expiration of all applicable statutes of limitation;
(ii) shall not be subject to the last sentence of Section 11.2; and (iii) shall not be subject to Section 11.3(b).

         11.5. Indemnification by Symposium. Symposium agrees to indemnify the Stockholders against, and to hold the Stockholders harmless from, any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against the Stockholders) incurred or suffered by the Stockholders after the Closing arising out of any breach of any representation, warranty, covenant or agreement of Symposium or Symposium Sub set forth in this Agreement.

         11.6. Procedure for Claims Involving Litigation or Other Proceedings. A party seeking indemnification under this Article 11 (an "Indemnified Party") shall give prompt notice to the party from whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party may, at its expense, participate in or assume the defense of any such action, suit or proceeding. Notwithstanding the Indemnifying Party's election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and, subject to the final sentence of Section 11.2 and to Section 11.3(b) the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under this Section 11.6 for any settlement, effected without the Indemnifying Party's consent, which consent shall not be unreasonably withheld, of any claim, suit or proceeding in respect of which indemnity may be sought hereunder. An Indemnifying Party will not, without the prior written consent of the Indemnified

Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, action, suit or proceeding. No settlement which involves injunctive relief or affects the Indemnified Party shall be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                                  ARTICLE XII

                                  MISCELLANEOUS

         12.1. Governing Law. This Agreement is governed by the laws of the State of New York without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any state or federal court located in New York, New York. Any such arbitration shall be conducted in the City of New York or such other place as may be mutually agreed upon by the parties to such arbitration. Within fifteen (15) days after the commencement of the arbitration, Symposium and Symposium Sub, on the one hand, and the Stockholders Representative, acting on behalf of any and all Stockholders who are parties to such arbitration, on the other hand, shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within 10 days of their appointment. Each of Symposium and Symposium Sub on the one hand, and the Principal Stockholders who are parties to such arbitration (in such proportions as they shall determine among themselves) on the other hand, shall bear their own costs and expenses and an equal share of the arbitrators' expenses and administrative fees of arbitration, unless the judgment rendered by the arbitrator or arbitrators allocates the costs, expenses and administrative fees between the parties in a different manner. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

         12.2. Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees, distributee and permitted assigns.

         12.3. Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         12.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

         12.5. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         12.6. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after its approval by the stockholders of WeFusion or Symposium as the stockholder of Symposium Sub, but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholder of WeFusion or Symposium as the stockholder of Symposium Sub without obtaining such further approval.

         12.7. Expenses. Symposium will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby. WeFusion will bear its respective expenses and legal fees up to $15,000 in the aggregate (the "WeFusion Cap") incurred with respect to this Agreement and the transactions contemplated hereby. The Stockholders will bear their respective expenses and legal fees and all legal fees and expenses of WeFusion in excess of the WeFusion Cap.

         12.8. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                        If to WeFusion to:

                                    WeFusion.com Inc.
                                    20019 14th Street N., Suite 307
                                    Arlington, VA  22201
                                    Attention:  T. Jamie Newell, President
                                    Telecopier: (703) 248-9003

                        With a copy to:

                                    Piper, Marbury, Rudnick & Wolfe LLP
                                    1200 19th Street, N.W.
                                    Washington, D.C.  20036
                                    Attention: Edwin M. Martin, Jr.
                                    Telecopier: (202) 223-2085

                        And if to Symposium to:

                                    Symposium Corporation
                                    410 Park Avenue, Suite 830
                                    New York, New York  10022-4407
                                    Attention:  Richard Kaufman
                                    Telecopier: (212) 754-9906

                        With a copy to:

                                    Kramer Levin Naftalis & Frankel, LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  Bonnie D. Podolsky
                                    Telephone: (212) 715-9500
                                    Telecopier:  (212) 715-8000

                        If to Symposium Sub to:

                                    Symposium Corporation
                                    410 Park Avenue
                                    Suite 830
                                    New York, NY  10022-4407
                                    Attention:  Richard Kaufman
                                    Telecopier: (212) 754-9906

                        With a copy to:

                                    Kramer Levin Naftalis & Frankel, LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  Bonnie D. Podolsky
                                    Telecopier:  (212) 715-8000

If to any Principal Stockholder, at the address specified in the Stockholder's Questionnaire delivered to Symposium by such Principal Stockholder (or at such other address as shall be specified by like notice by such Principal Stockholder).

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

         12.9. Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         12.10. No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         12.11. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         12.12. Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, expect as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         12.13. Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby; and neither party will issue any public statement announcing such transaction without the prior consent of the others, except as such party in good faith (based upon advice of counsel) believes is required by law and following notice to the other party.

         12.14. Entire Agreement. This Agreement, the exhibits hereto and the documents referred to herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto, other than the Letter of Intent between Symposium and WeFusion dated September 13, 2000 which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



SYMPOSIUM CORP.                          WEFUSION.COM


By:/s/ Richard Kaufman                   By: /s/ T. Jamie Newell
   ---------------------------------        ------------------------------------
   Name: Richard Kaufman                    Name: Jamie Newell
   Title: President                         Title: President



SYMPOSIUM FUSION, INC.


By: /s/ Richard Kaufman
   ---------------------------------
   Name: Richard Kaufman
   Title: Vice President

The Stockholders:


                                           SERIES A PREFERRED STOCKHOLDER


                                           Steve Walker & Associates


                                           By:   /s/ Alan Burk
                                              ----------------------------------
                                                 Name: Alan Burk
                                                 Title: Vice President


                                           SERIES B PREFERRED STOCKHOLDERS


                                           C2, LLC


                                           By:   /s/ Terrence Peck
                                              ----------------------------------
                                                 Name: Terrence Peck
                                                 Title:


                                           Steve Walker & Associates


                                           By:   /s/ Alan Burk
                                              ----------------------------------
                                                 Name: Alan Burk
                                                 Title: Vice President


                                           SERIES C PREFERRED STOCKHOLDERS


                                           C2, LLC


                                           By:   /s/ Terrence Peck
                                              ----------------------------------
                                                 Name: Terrence Peck
                                                 Title:


                                                 /s/ Adam Chavis
                                               ---------------------------------
                                           Adam Chavis


                                                 /s/ James Peterson
                                               ---------------------------------
                                           James Peterson

                                                 /s/ Bart O'Brien
                                                --------------------------------
                                           Bart F. O'Brien


                                           James Stephenson Peck Grantor Trust


                                           By:   /s/ James S. Peck
                                                --------------------------------
                                                 Name: James S. Peck
                                                 Title:


                                                 /s/ Jonathan Price
                                                --------------------------------
                                           Jonathan Price


                                                 /s/ William F. Tilghman
                                                --------------------------------
                                           William F. Tilghman


                                                 T. Jamie Newell
                                                --------------------------------
                                           T. Jamie Newell


                                           COMMON STOCKHOLDERS


                                                 T. Jamie Newell
                                                --------------------------------
                                           T. Jamie Newell


                                                 /s/ William F. Tilghman
                                                --------------------------------
                                           William F. Tilghman


                                                 /s/ Jonathan Price
                                                --------------------------------
                                           Jonathan Price


                                                 /s/ Adam Chavis
                                                --------------------------------
                                           Adam Chavis


                                                 /s/ Bart O'Brien
                                                --------------------------------
                                           Bart F. O'Brien


                                                 /s/ James Peterson
                                                --------------------------------
                                           James Peterson

                                           James Stephenson Peck Grantor Trust


                                           By:   /s/ James S. Peck
                                              ----------------------------------
                                                 Name: James S. Peck
                                                 Title:


                                                 /s/ Christopher Thompson
                                                --------------------------------
                                           Christopher Thompson


                                                 /s/ Larry Ferrere
                                                --------------------------------
                                           Larry Ferrere


                                                 /s/ Leigh Reichel
                                                --------------------------------
                                           Leigh Reichel


                                                 /s/ Terry Turnipseed
                                                --------------------------------
                                           Terry Turnipseed


                                                 /s/ Stuart Ingis
                                                --------------------------------
                                           Stuart Ingis


                                                 /s/ Steve Bingham
                                                --------------------------------
                                           Steve Bingham